Exhibit 4.10

C&J ENERGY SERVICES

2015 LONG TERM INCENTIVE PLAN

1.                                      Purpose.  The purpose of the Plan is to assist the Company to attract, retain, incentivize and motivate officers and employees of, consultants to, and non-employee directors providing services to, the Company or its Subsidiaries and to promote the success of the Company’s business by providing such participating individuals with a proprietary interest in the performance of the Company.  The Company believes that this incentive program will cause participating officers, employees, consultants and non-employee directors to increase their interest in the welfare of the Company or its Subsidiaries and to align those interests with those of the shareholders of the Company.

For purposes of New York Stock Exchange requirements, the Plan is an assumption of the C&J Energy Services, Inc. 2012 Long-Term Incentive Plan (the “2012 Plan”) by the Company with certain non-material revisions made. For the avoidance of doubt, (i) no awards shall be made under the 2012 Plan on or after the Effective Date; (ii) awards previously granted under the 2012 Plan that are outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) shall, in accordance with Section 2.3 of the Merger Agreement and Section 13.1(i) of the 2012 Plan, as of the Effective Time, be converted into, and continue as, outstanding awards under the Plan (the “Converted Awards”); (iii) any awards previously granted under the 2012 Plan (whether or not such awards remain outstanding immediately prior to the Effective Time and specifically including the Converted Awards) shall cause a reduction in the aggregate number of Shares available for issuance under Section 4.1 of the Plan, subject to Section 4.3 of the Plan (provided that, any shares subject to awards previously granted under the 2012 Plan that became available for issuance again under the 2012 Plan pursuant to Section 4.3 of the 2012 Plan shall also be available for issuance under the Plan); and (iv) the number of shares or other amount subject to any awards previously granted to an Eligible Individual under the 2012 Plan during the calendar year in which the Effective Date occurs shall be subtracted from and shall reduce the individual participant limits in Section 4.2 of the Plan applicable to such Eligible Individual with respect to such calendar year.

Notwithstanding anything contained herein or any Award Agreement to the contrary, in no event shall the Merger Agreement or any transactions contemplated thereby constitute a Change in Capitalization, a Corporation Transaction or a Change in Control for purposes of this Plan, any Award or any Award Agreement.

2.                                      Definitions.  For purposes of the Plan:

2.1.                “Affiliate” shall mean, any entity that the Company, either directly or indirectly through one or more intermediaries, is in common control with, is controlled by or controls, each within the meaning of the Securities Act.

2.2.                “Award” means, individually or collectively, a grant of an Option, Restricted Share, a Restricted Share Unit, a Share Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award, an Other Share-Based Award, a Substitute Award or any combination of the foregoing.

2.3.                “Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.4.                “Board” means the Board of Directors of the Company.

2.5.                “Cause” means, with respect to the Termination of a Participant by the Company or any Subsidiary of the Company that employs such individual or to which the Participant performs services (or by the Company on behalf of any such Subsidiary), such Participant’s (i) refusal or neglect to perform substantially his or her employment-related duties or services, (ii) personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment or services to the Company or its Subsidiaries which does not adversely affect the Company and its Subsidiaries or its reputation or the ability of the Participant to perform his or her employment-related duties or services or to represent the Company or any Subsidiary of the Company that employs such Participant or to which the Participant performs services), (iv) failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries or (v) material breach of any written covenant or agreement with the Company or any of its Subsidiaries not to disclose any information pertaining to the Company or such Subsidiary or not to compete or interfere with the Company or such Subsidiary; provided that, in the case of any Participant who, as of the date of determination, is party to an effective services, severance or employment agreement with the Company or any Subsidiary, “Cause” shall have the meaning, if any, specified in such agreement.

2.6.                “Change in Capitalization” means any increase or reduction in the number of Shares, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or any exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, share dividend, share split or reverse share split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or any similar corporate event or transaction.

2.7.                “Change in Control” means the occurrence of any of the following:

(a)                                 An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any Person, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 2.7(a), the acquisition of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control.  A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b)                                 The individuals who are members of the Board immediately following the Effective Time (as defined in the Merger Agreement) (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest;

(c)                                  The consummation of:

(i)                                     A merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a Non-Control Transaction.  A “Non-Control Transaction” shall mean a Merger in which:

(A)                               the shareholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(B)                               the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(C)                               no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity or (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of Voting Securities representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of (x) the Surviving

Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(ii)                                  A complete liquidation or dissolution of the Company; or

(iii)                               The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company’s shareholders of the shares of a Related Entity or any other assets).

Notwithstanding the foregoing, (A) a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and, after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur; and (B) for purposes of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change in Control on such Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change in Control for purposes of such Award will mean both a Change in Control and a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” within the meaning of the Nonqualified Deferred Compensation Rules.

2.8.                “Code” means the Internal Revenue Code of 1986, as amended.

2.9.                “Committee” means the committee which administers the Plan as provided in Section 3.

2.10.         “Company” means Nabors Red Lion Limited, a Bermuda exempted company, which will be renamed C&J Energy Services Ltd. following the consummation of the transactions contemplated by the Merger Agreement.

2.11.         “Consultant” means any consultant or advisor who is a natural person and who renders services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities, but who is not an Employee or Director.

2.12.         “Corporate Transaction” means (a) a merger, consolidation, reorganization, recapitalization or other similar change in the Company’s common shares or (b) a liquidation or dissolution of the Company.  For the avoidance of doubt, a Corporate Transaction may be a transaction that is also a Change in Control.

2.13.         “Covered Employee” means, for any Performance Cycle:

(a)                                 an Employee who

(i)                                     as of the beginning of the Performance Cycle is an officer subject to Section 16 of the Exchange Act, and

(ii)                                  prior to determining Performance Objectives for the Performance Cycle pursuant to Section 9, the Committee designates as a Covered Employee for purposes of the Plan; provided that, if the Committee does not make the designation in clause (ii) for a Performance Cycle, all Employees described in clause (i) shall be deemed to be Covered Employees for purposes of the Plan, and

(b)                                 any other Employee that the Committee designates as a Covered Employee for purposes of the Plan.

2.14.         “Director” means a member of the Board.

2.15.         “Disability” means permanent and total disability as defined in Code Section 22(e)(3).  A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing provisions of this Section 2.15, in the event any Award is considered to be “deferred compensation” as that term is defined under the Nonqualified Deferred Compensation Rules, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of the Nonqualified Deferred Compensation Rules, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under the Nonqualified Deferred Compensation Rules.

2.16.         “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

2.17.         “Dividend Equivalent Right” means a right to receive cash, Shares, other Awards or other property based on the value of dividends that are paid with respect to Shares.

2.18.         “Effective Date” means the date immediately prior to the consummation of the transactions contemplated by the Merger Agreement.

2.19.         “Eligible Individual” means any Employee, Director or Consultant.

2.20.         “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records.  An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period.  An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or any Subsidiary, or between the Company and any Subsidiaries.

2.21.         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.22.         “Fair Market Value” on any date means:

(a)                                 if the Shares are listed for trading on the New York Stock Exchange, the closing price at the close of the primary trading session of the Shares on such date on the New York Stock Exchange, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price;

(b)                                 if the Shares are not listed for trading on the New York Stock Exchange, but are listed on another national securities exchange, the closing price at the close of the primary trading session of the Shares on such date on such exchange, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price;

(c)                                  if the Shares are not listed on the New York Stock Exchange or on another national securities exchange, the last sale price at the end of normal market hours of the Shares on such date as quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or, if no such price shall have been quoted for such date, on the next preceding date for which such price was so quoted; or

(d)                                 if the Shares are not listed for trading on a national securities exchange or are not authorized for quotation on NASDAQ, the fair market value of the Shares as determined in good faith by the Committee taking into account any factors the Committee deems appropriate (including without limitation the Nonqualified Deferred Compensation Rules), and in the case of Incentive Share Options, in accordance with Section 422 of the Code.

2.23.         “Incentive Share Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Share Option.

2.24.         “Merger Agreement” means the Agreement and Plan of Merger, dated as of June 25, 2014, by and among Nabors Industries Ltd., Nabors Red Lion Limited and C&J Energy Services, Inc., as amended from time to time.

2.25.         “Nonemployee Director” means a Director of the Board who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.26.         “Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A and/or 457A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

2.27.         “Nonqualified Share Option” means an Option which is not an Incentive Share Option.

2.28.         “Option” means a Nonqualified Share Option or an Incentive Share Option.

2.29.         “Option Price” means the price at which a Share may be purchased pursuant to an Option.

2.30.         “Other Share-Based Awards” means Other Share-Based Awards granted to an Eligible Individual under Section 10.2.

2.31.         “Outside Director” means a Director of the Board who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.32.         “Parent” means any corporation which is a “parent corporation” (within the meaning of Section 424(e) of the Code) with respect to the Company.

2.33.         “Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

2.34.         “Performance Awards” means Performance Share Units, Performance Units, Performance-Based Restricted Shares or any combination of the foregoing.

2.35.         “Performance-Based Compensation” means any Award that is intended to constitute “performance based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.36.         “Performance-Based Restricted Shares” means Shares issued or transferred to an Eligible Individual under Section 9.2.

2.37.         “Performance Cycle” means the time period specified by the Committee at the time a Performance Award is granted during which the performance of the Company, a Subsidiary or a Division will be measured.

2.38.         “Performance Objectives” means the objectives set forth in Section 9.3 for the purpose of determining, either alone or together with other conditions, the degree of payout and/or vesting of Performance Awards.

2.39.         “Performance Share Units” means Performance Share Units granted to an Eligible Individual under Section 9.1(b).

2.40.         “Performance Units” means Performance Units granted to an Eligible Individual under Section 9.1(a).

2.41.         “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act.

2.42.         “Plan” means this C&J Energy Services 2015 Long Term Incentive Plan, as amended from time to time.

2.43.         “Plan Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 15 hereof.

2.44.         “Prior Plans” means the C&J Energy Services, Inc. 2006 Stock Option Plan and the C&J Energy Services, Inc. 2010 Stock Option Plan.

2.45.         “Restricted Shares” means Shares issued or transferred to an Eligible Individual pursuant to Section 8.1.

2.46.         “Restricted Share Units” means rights granted to an Eligible Individual under Section 8.2 representing a number of hypothetical Shares.

2.47.         “Securities Act” means the Securities Act of 1933, as amended.

2.48.         “Share Award” means an Award of Shares granted pursuant to Section 10.1.

2.49.         “Shares” means the common shares, par value $0.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

2.50.         “Share Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 6 hereof.

2.51.         “Subsidiary” means any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company.

2.52.         “Substitute Award” means an Award granted pursuant to Section 10.3 of the Plan.

2.53.         “Ten-Percent Shareholder” means an Eligible Individual who, at the time an Incentive Share Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company, a Parent or a Subsidiary.

2.54.         “Termination”, “Terminated” or “Terminates” shall mean (a) with respect to a Participant who is an Employee, the date such Participant ceases to be employed by the Company and its Subsidiaries, (b) with respect to a Participant who is a Consultant, the date such Participant ceases to provide services to the Company and its Subsidiaries or (c) with respect to a Participant who is a Director, the date such Participant ceases to be a Director, in each case, for any reason whatsoever (including by reason of death, Disability or adjudicated incompetency).  Unless otherwise set forth in an Award Agreement, (a) if a Participant is both an Employee and a Director and terminates as an Employee but remains as a Director, the Participant will be deemed to have continued in employment without interruption and shall be deemed to have Terminated upon ceasing to be a Director and (b) if a Participant who is an Employee or a Director ceases to provide services in such capacity and becomes a Consultant, the Participant will thereupon be deemed to have been Terminated.

3.                                      Administration.

3.1.                Committee; Procedure.  The Plan shall be administered by a Committee which, until the Board appoints a different Committee, shall be the Compensation Committee of the Board.  The Committee may adopt such rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan.  The Committee shall consist of at least two (2) Directors of the Board and may consist of the entire Board; provided, however, that (a) if the Committee consists of less than the entire Board, then, with respect to any Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two Directors of the Board, each of whom shall be a Nonemployee Director and (b) to the extent necessary for any Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two Directors of the Board, each of whom shall be an Outside Director.  For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director or an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.

3.2.                Board Reservation and Delegation.

(a)                                 Except to the extent necessary for any Award intended to qualify as Performance-Based Compensation to so qualify, the Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder.  To the extent the Board has reserved to itself or exercises the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board.

(b)                                 Subject to applicable law, the Board may delegate, in whole or in part, any of the authority of the Committee hereunder (subject to such limits as may be determined by the Board) to any individual or committee of individuals (who need not be Directors), including without limitation the authority to make Awards to Eligible Individuals who are not officers or directors of the Company or any of its Subsidiaries and who are not subject to Section 16 of the Exchange Act.  To the extent that the Board delegates any such authority to make Awards as provided by this Section 3.2(b), all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate.

3.3.                Committee Powers.  Subject to the express terms and conditions set forth herein and applicable law, the Committee shall have the power from time to time to:

(a)                                 select those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

(b)                                 select those Eligible Individuals to whom other Awards shall be granted under the Plan, determine the type of Award, the number of Shares or amount of cash in respect of which each Award is granted and the terms and conditions (which need not be identical) of each such Award and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

(c)                                  construe and interpret the Plan and the Awards granted hereunder, establish sub-plans, and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise make the Plan fully effective;

(d)                                 determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a Termination for purposes of the Plan;

(e)                                  cancel, with the consent of the Participant, outstanding Awards or as otherwise permitted under the terms of the Plan;

(f)                                   exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(g)                                  generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive, Awards (whether or not such Persons are similarly situated).  Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the Eligible Individuals to receive Awards under the Plan and the terms and provision of Awards under the Plan.  All decisions and determinations by the Committee in the exercise of the above powers shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other persons having any interest therein.

3.4.                Indemnification.  No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder.  The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

3.5.                No Repricing of Options or Share Appreciation Rights.  The Committee shall have no authority to make any adjustment (other than in connection with a Change in Capitalization, a Corporate Transaction or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Share Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.

3.6.                Participants in Non-U.S. Jurisdictions.  Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company operates or has Employees, Directors or Consultants from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of its Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4.1; and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any applicable law.  For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.                                      Shares Subject to the Plan; Grant Limitations.

4.1.                Aggregate Number of Shares Authorized for Issuance.  Subject to any adjustment as provided in the Plan, the aggregate number of Shares that may be made the subject of Awards granted under the Plan shall not exceed 4,300,000, no more than 2,150,000 of which may be granted as Incentive Share Options.  Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares. Any Shares related to an award granted under a Prior Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares shall become available for Awards under this Plan.

4.2.                Individual Participant Limit.  The aggregate number of Shares that may be the subject of an Award (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of Shares) granted to an Eligible Individual in any calendar year may not exceed 2,000,000.  The Fair Market Value of an Award, as determined on the date of grant, designated to be paid only in cash, or the settlement of which is not based on a number of Shares, granted to an Eligible Individual in any calendar year may not exceed $5,000,000.

4.3.                Calculating Shares Available.  The Committee shall determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:

(a)                                 Except as provided in Section 4.3(b), in connection with the granting of an Option, a Share Appreciation Right (other than a Share Appreciation Right related to an Option), a Share Award, an Other Share-Based Award or a Substitute Award, or the granting of an Award of Restricted Share Units, Restricted Shares, Performance-Based Restricted Shares or Performance Share Units, the number of Shares available under this Section 4 for the granting of further Awards shall be reduced by the number of Shares in respect of which the Award is granted or denominated.

(b)                                 In the event that an Award is granted that, pursuant to the terms of the Award Agreement, cannot be settled in Shares, the aggregate number of Shares that may be made the subject of Awards under the Plan shall not be reduced.  Any Shares related to an Award granted under the Plan that (i) terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, (ii) is settled in cash in lieu of Shares, or (iii) is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award pursuant to which no Shares may be issued, shall again be available for Awards under the Plan.

(c)                                  Any Shares tendered or repurchased (i) to pay the Option Price of an Option granted under the Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under the Plan, shall not become available again for grant under the Plan.

5.                                      Options.

5.1.                Authority of Committee.  The Committee may grant Options to Eligible Individuals in accordance with the Plan, the terms and conditions of the grant of which shall be set forth in an Award Agreement.  Incentive Share Options may be granted only to Eligible Individuals who are employees of the Company or any of its Subsidiaries on the date the Incentive Share Option is granted.

5.2.                Option Price.  The Option Price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Award Agreement; provided, however, that the exercise price per Share under each Option shall not be less than the greater of (i) the par value of a Share and (ii) 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Share Option granted to a Ten-Percent Shareholder).

5.3.                Maximum Duration.  Options granted hereunder shall be for such term as the Committee shall determine; provided that an Incentive Share Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Share Option granted to a Ten-Percent Shareholder) and a Nonqualified Share Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, further, however, that unless the Committee provides otherwise, an Option (other than an Incentive Share Option) may, upon the death of the Participant prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Participant’s death, even if such period extends beyond ten (10) years from the date the Option is granted.  The Committee may, subsequent to the granting of any Option, extend the period within which the Option may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Option could have been exercised and the 10th anniversary of the date of grant of the Option.

5.4.                Vesting.  The Committee shall determine and set forth in the applicable Award Agreement the time or times at which an Option shall become vested and exercisable.  To the extent not exercised, vested installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.  The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5.                Limitations on Incentive Share Options.  To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Share Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Share Options shall be treated as Nonqualified Share Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Share Options shall be treated as Nonqualified Share Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Share Options.

5.6.                Method of Exercise.  The exercise of an Option shall be made only by giving notice in the form and to the Person designated by the Company, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted.  The Option Price for any Shares purchased pursuant to the exercise of an Option shall be paid in any or any combination of the following forms: (a) cash or its equivalent (e.g., a check) or (b) if permitted by the Committee, the transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) in the form of other property as determined by the Committee.  Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the last business day preceding the date of exercise of such Option.  In addition, (a) the Committee may provide for the payment of the Option Price through Share repurchase, as a result of which a number of Shares issued upon exercise of an Option having a Fair Market Value equal to the Option Price would be repurchased, and (b) Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee.  If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the Option to the Company, which shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant.  No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

5.7.                Rights of Participants.  No Participant shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares (whether or not certificated) to the Participant, a securities broker acting on behalf of the Participant or such other nominee of the Participant and (c) the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Award Agreement.

6.                                      Share Appreciation Rights.

6.1.                Grant.  The Committee may grant Share Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement.  A Share Appreciation Right may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

6.2.                Terms; Duration.  Share Appreciation Rights shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, however, that unless the Committee provides otherwise, a Share Appreciation Right may, upon the death of the Participant prior to the expiration of the Award, be exercised for up to one (1) year following the date of the Participant’s death even if such period extends beyond ten (10) years from the date the Share Appreciation Right is granted.  The Committee may, subsequent to the granting of any Share Appreciation Right, extend the period within which the Share Appreciation Right may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Share Appreciation Right could have been exercised and the 10th anniversary of the date of grant of the Share Appreciation Right.

6.3.                Amount Payable.  Upon exercise of a Share Appreciation Right, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Share Appreciation Right over (a) with respect to a Share Appreciation Right unrelated to an Option, the Fair Market Value of a Share on the date the Share Appreciation Right was granted or (b) with respect to a Share Appreciation Right related to an Option, the Option Price specified in the related Option (in each case, the “Base Price”) by (ii) the number of Shares as to which the Share Appreciation Right is being exercised.  Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Share Appreciation Right by including such a limit in the Award Agreement evidencing the Share Appreciation Right at the time it is granted.

6.4.                Method of Exercise.  Share Appreciation Rights shall be exercised by a Participant only by giving notice in the form and to the Person designated by the Company, specifying the number of Shares with respect to which the Share Appreciation Right is being exercised.  If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the Share Appreciation Right being exercised, which shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant.

6.5.                Form of Payment.  Payment of the amount payable upon exercise of a Share Appreciation Right may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the last business day preceding the date of exercise of the Share Appreciation Right, solely in cash or in a combination of cash and Shares.  If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

7.                                      Dividend Equivalent Rights.

The Committee may grant Dividend Equivalent Rights, either in tandem with an Award or as a separate Award, to Eligible Individuals in accordance with the Plan.  The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Award Agreement evidencing the Award.  Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate.  In the event that the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares.  Dividend Equivalent Rights may be settled in cash, Shares, other Awards, other property or a combination of the foregoing, in a single installment or multiple installments, as determined by the Committee.  The terms and conditions of any grants of Dividend Equivalent Rights as set forth in an Award Agreement shall comply with the Nonqualified Deferred Compensation Rules.

8.                                      Restricted Shares; Restricted Share Units.

8.1.                Restricted Shares.  The Committee may grant Restricted Shares to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement.  Each Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Award Agreements may require that an appropriate legend be placed on Share certificates.  Shares in a book entry account in Participant’s name may have appropriate stop transfer instructions to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion.  Restricted Shares shall be subject to the terms and provisions set forth below in this Section 8.1.

(a)                                 Rights of Participant.  Restricted Shares granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Award Agreement evidencing the Award and any other documents which the Committee may require as a condition to the issuance of such Shares.  At the discretion of the Committee, Shares issued in connection with an Award of Restricted Shares may be held in escrow by an agent (which may be the Company) designated by the Committee.  Unless the Committee determines otherwise and as set forth in the Award Agreement, upon the issuance of the Shares, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b)                                 Terms and Conditions.  Each Award Agreement shall specify the number of Restricted Shares to which it relates, the conditions which must be satisfied in order for the Restricted Shares to vest and the circumstances under which the Award will be forfeited.

(c)                                  Delivery of Shares.  Upon the lapse of the restrictions on Restricted Shares, the Committee shall take any action it determines is necessary to evidence such lapse of restrictions which may include causing a share certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Restricted Shares, free of all restrictions hereunder.

(d)                                 Treatment of Dividends.  At the time Restricted Shares are granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Participant until such time.  In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Restricted Shares) or held in cash.  Payment of deferred dividends in respect of Restricted Shares (whether held in cash or as additional Restricted Shares), shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Restricted Shares shall be forfeited upon the forfeiture of such Shares.

8.2.                Restricted Share Unit Awards.  The Committee may grant Awards of Restricted Share Units to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement.  Each such Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine.  Awards of Restricted Share Units shall be subject to the terms and provisions set forth below in this Section 8.2.

(a)                                 Payment of Awards.  Each Restricted Share Unit shall represent the right of the Participant to receive a payment upon vesting of the Restricted Share Unit or on any later date specified by the Committee of an amount equal to the Fair Market Value of a Share as of the date the Restricted Share Unit becomes vested or such other date as determined by the Committee at the time the Restricted Share Unit is granted.  The Committee may, at the time a Restricted Share Unit is granted, provide a limitation on the amount payable in respect of each Restricted Share Unit.

(b)                                 Form of Payment.  The Committee may provide for the settlement of Restricted Share Units in cash or with Shares having a Fair Market Value equal to the amount to which the Participant has become entitled or a combination thereof.

9.                                      Performance Awards.

9.1.                Performance Units and Performance Share Units.  The Committee may grant Awards of Performance Units and/or Performance Share Units to Eligible Individuals in

accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement.

(a)                                 Performance Units.  Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 9.1(c) and (d) of the specified dollar amount or a percentage of the specified dollar amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit.

(b)                                 Performance Share Units.  Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee, (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 9.1(c) and (d) of the Fair Market Value of a Share on the date the Performance Share Unit was granted, the date the Performance Share Unit became vested or any other date specified by the Committee or a percentage of such amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit.

(c)                                  Terms and Conditions; Vesting and Forfeiture.  Each Award Agreement shall specify the number of Performance Units or Performance Share Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the of Performance Units or Performance Share Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited; provided, however, that no Performance Cycle for Performance Units or Performance Share Units shall be less than one (1) year.

(d)                                 Payment of Awards.  Subject to Section 9.3(c), payment to Participants in respect of vested Performance Share Units and Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Committee may determine that the Award has become vested.  Such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, other Awards, other property or in any combination of the foregoing as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Restricted Shares, the Committee must determine the extent to which such payment will be in Restricted Shares and the terms of such Restricted Shares at the time the Award is granted.

9.2.                Performance-Based Restricted Shares.  The Committee may grant Performance-Based Restricted Shares to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement.  Each Award Agreement may require that an appropriate legend be placed on Share certificates.  Shares in a book entry account in Participant’s name may have appropriate stop transfer instructions to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion.  Performance-Based Restricted Shares shall be subject to the following terms and provisions:

(a)                                 Rights of Participant.  Performance-Based Restricted Shares shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted or at such other time or times as the Committee may determine; provided, however, that no Performance-Based Restricted Shares shall be issued until the Participant has executed an Award Agreement evidencing the Award, and any other documents which the Committee may require as a condition to the issuance of such Performance-Based Restricted Shares. At the discretion of the Committee, Shares issued in connection with an Award of Performance-Based Restricted Shares may be held in escrow by an agent (which may be the Company) designated by the Committee.  Unless the Committee determines otherwise and as set forth in the Award Agreement, upon issuance of the Shares, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b)                                 Terms and Conditions.  Each Award Agreement shall specify the number of Performance-Based Restricted Shares to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance-Based Restricted Shares to vest, the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited; provided, however, that no Performance Cycle for Performance-Based Restricted Shares shall be less than one (1) year.

(c)                                  Treatment of Dividends. At the time Performance-Based Restricted Shares are granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Participant shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Shares and (ii) held by the Company for the account of the Participant until such time.  In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance-Based Restricted Shares) or held in cash.  If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine.  Payment of deferred dividends in respect of Performance-Based Restricted Shares (whether held in cash or in additional Performance-Based Restricted Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance-Based Restricted Shares shall be forfeited upon the forfeiture of such Performance-Based Restricted Shares.

(d)                                 Delivery of Shares. Upon the lapse of the restrictions on Performance-Based Restricted Shares awarded hereunder, the Committee shall take any action it determines is necessary to evidence such lapse of restrictions which may include causing a share certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Performance-Based Restricted Shares, free of all restrictions hereunder.

9.3.                Performance Objectives.

(a)                                 Establishment.  With respect to any Performance Awards intended to constitute Performance-Based Compensation, Performance Objectives for Performance Awards shall be objective and otherwise meet the requirements of Section 162(m) of the Code and shall be expressed in terms of (1) earnings per share (diluted or basic), (2) operating income, (3) return on equity or assets, (4) cash flow, (5) net cash flow, (6) cash flow from operations; (7) EBITDA, (8) revenues, (9) revenue ratios; (10) cost reductions; (11) cost ratios; (12) overall revenue or sales growth, (13) expense reduction or management, (14) market position or share, (15) total shareholder return, (16) return on investment, (17) earnings before interest and taxes (EBIT), (18) net income, (19) return on net assets, (20) economic value added, (21) shareholder value added, (22) cash flow return on investment, (23) net operating profit, (24) net operating profit after tax, (25) return on capital, (26) return on invested capital, or (27) any combination of the foregoing. With respect to Performance Awards not intended to constitute Performance-Based Compensation, Performance Objectives may be based on any of the foregoing or any other performance criteria as may be established by the Committee.  Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof.  Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.  In the case of a Performance Award which is intended to constitute Performance-Based Compensation, the Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earliest of (i) the date on which the first quarter of the Performance Cycle has elapsed, (ii) the date which is ninety (90) days after the commencement of the Performance Cycle, and (iii) such other date as may be required or permitted under Section 162(m) of the Code, and in any event while the performance relating to the Performance Objectives remain “substantially uncertain.”

(b)                                 Effect of Certain Events.  The Committee may, at the time the Performance Objectives in respect of a Performance Award are established, provide for the manner in which performance will be measured against the Performance Objectives to reflect the impact of specified events, including any one or more of the following with respect to the Performance Cycle (i) the gain, loss, income or expense resulting from changes in accounting principles or tax laws that become effective during the Performance Cycle; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Cycle that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from and the direct expenses incurred in connection with the disposition of a business or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; or (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the Performance Objectives are established.  Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee and, in respect of Performance Awards intended to constitute Performance-Based Compensation, such adjustments shall be permitted only to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of any Performance Award as Performance-Based Compensation.

(c)                                  Determination of Performance.  Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation.  In respect of a Performance Award, the Committee may, in its sole discretion, reduce the amount of cash paid or number of Shares to be issued or that have been issued and that become vested or on which restrictions lapse.  The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to any Performance Award intended to constitute Performance-Based Compensation if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as Performance-Based Compensation.

10.                               Share Awards, Other Share-Based Awards and Substitute Awards.

10.1.         Share Awards.  The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion.  Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

10.2.         Other Share-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Individuals such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Shares or the value of securities of, or the performance of, specified Subsidiaries of the Company.  The Committee shall determine the terms and conditions of such Other Share-Based Awards.  Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10.2 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.  Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 10.2.

10.3.         Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Directors or Consultants as a result of a merger, consolidation, acquisition or other transaction by the Company or an Affiliate of another entity or the assets of another entity. Notwithstanding anything contained in the Plan to the contrary, Substitute Awards that are Options or Share Appreciation Rights may have exercise prices less than the Fair Market Value of a Share on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules.

11.          Effect of Termination of Employment; Transferability.

11.1.   Termination.  The Award Agreement evidencing the grant of each Award shall set forth the terms and conditions applicable to such Award upon Termination, which shall be as the Committee may, in its discretion, determine at the time the Award is granted or at any time thereafter, and which terms and conditions may include provisions regarding the treatment of an Award in the event of a Termination by reason of a divestiture of any Subsidiary or Division or other assets of the Company or any Subsidiary.

11.2.   Transferability of Awards and Shares.

(a)           Non-Transferability of Awards.  Except as set forth in Section 11.2(c) or (d) or as otherwise permitted by the Committee and as set forth in the applicable Award Agreement, either at the time of grant or at any time thereafter, no Award shall be (i) sold, transferred or otherwise disposed of, (ii) pledged or otherwise hypothecated or (iii) subject to attachment, execution or levy of any kind; and any purported transfer, pledge, hypothecation, attachment, execution or levy in violation of this Section 11.2 shall be null and void.

(b)           Restrictions on Shares.  The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, restrictions under the requirements of any exchange or market upon which such Shares are then listed or traded and restrictions under any blue sky or state securities laws applicable to such Shares.

(c)           Transfers By Will or by Laws of Descent or Distribution.  Any Award may be transferred by will or by the laws of descent or distribution; provided, however, that (i) any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Agreement; and (ii) the Participant’s estate or Beneficiary appointed in accordance with this Section 11.2(c) will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority. Each Participant may, from time to time, name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise any rights of the Participant under any Award granted under the Plan in the event of the Participant’s death before he or she receives any or all of such benefit or exercises such Award.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, benefits under Awards remaining unpaid at the Participant’s death and rights to be exercised following the Participant’s death shall be paid to or exercised by the Participant’s estate.  Notwithstanding anything to the contrary in this Section 11, an Incentive Share Option shall not be transferable other than by will or the laws of descent and distribution.

(d)           Qualified Domestic Relations Orders.  An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

12.          Adjustment upon Changes in Capitalization.

12.1.   In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (a) the maximum number and class of Shares or other shares or securities with respect to which Awards may be granted under the Plan, (b) the maximum number and class of Shares or other shares or securities that may be issued upon exercise of Incentive Share Options, (c) the maximum number and class of Shares or other shares or securities with respect to which Awards may be granted to any Eligible Individual in any calendar year, (d) the number and class of Shares or other shares or securities, cash or other property which are subject to outstanding Awards granted under the Plan and the exercise price therefore, if applicable, and (e) the Performance Objectives.

12.2.   Any such adjustment in the Shares or other shares or securities (a) subject to outstanding Incentive Share Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, (b) subject to outstanding Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Awards as Performance-Based Compensation and (c) with respect to any Award that is not subject to the Nonqualified Deferred Compensation Rules, in a manner that would not subject the Award to the Nonqualified Deferred Compensation Rules and, with respect to any Award that is subject to the Nonqualified Deferred Compensation Rules, in a manner that complies with the Nonqualified Deferred Compensation Rules.

12.3.   If, by reason of a Change in Capitalization, pursuant to an Award, a Participant shall be entitled to, or shall be entitled to exercise an Option with respect to, new, additional or different shares or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award, prior to such Change in Capitalization.

13.          Effect of Certain Transactions.

13.1.   Except as otherwise provided in the applicable Award Agreement, in connection a Corporate Transaction, either:

(a)           outstanding Awards shall, unless otherwise provided in connection with the Corporate Transaction, continue following the Corporate Transaction and shall be adjusted if and as provided for in the agreement or plan (in the case of a liquidation or dissolution) entered into or adopted in connection with the Corporate Transaction (the “Transaction Agreement”), which may include, in the sole discretion of the Committee or the parties to the Corporate Transaction, the assumption or continuation of such Awards by, or the substitution for such

Awards of new awards of, the surviving, successor or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of shares or other securities or property subject to such new awards, exercise prices and other terms of such new awards as the Committee or the parties to the Corporate Transaction shall agree, or

(b)           outstanding Awards shall terminate upon the consummation of the Corporate Transaction; provided, however, that vested Awards shall not be terminated without:

(i)            in the case of vested Options and Share Appreciation Rights (including those Options and Share Appreciation Rights that would become vested upon the consummation of the Corporate Transaction), (1) providing the holders of affected Options and Share Appreciation Rights a period of at least fifteen (15) calendar days prior to the date of the consummation of the Corporate Transaction to exercise the Options and Share Appreciation Rights, or (2) providing the holders of affected Options and Share Appreciation Rights payment (in cash or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by the Nonqualified Deferred Compensation Rules, on a deferred basis) in respect of each Share covered by the Option or Share Appreciation Rights being cancelled an amount equal to the excess, if any, of the per Share price to be paid or distributed to shareholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the Option Price of the Option or the Base Price of the Share Appreciation Rights, or

(ii)           in the case vested Awards other than Options or Share Appreciation Rights (including those Awards that would become vested upon the consummation of the Corporate Transaction), providing the holders of affected Awards payment (in cash or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by the Nonqualified Deferred Compensation Rules, on a deferred basis) in respect of each Share covered by the Award being cancelled of the per Share price to be paid or distributed to shareholders in the Corporate Transaction, in each case with the value of any non-cash consideration to be determined by the Committee in good faith.

(c)           For the avoidance of doubt, if the amount determined pursuant to clause (b)(i)(2) above is zero or less, the affected Option or Share Appreciation Rights may be cancelled without any payment therefor.

13.2.   Without limiting the generality of the foregoing or being construed as requiring any such action, in connection with any such Corporate Transaction the Committee may, in its sole and absolute discretion, cause any of the following actions to be taken effective upon or at any time prior to any Corporate Transaction (and any such action may be made contingent upon the occurrence of the Corporate Transaction):

(a)           cause any or all unvested Options and Share Appreciation Rights to become fully vested and immediately exercisable (as applicable) and/or provide the holders of such Options and Share Appreciation Rights a reasonable period of time prior to the date of the consummation of the Corporate Transaction to exercise the Options and Share Appreciation Rights;

(b)           with respect to unvested Options and Share Appreciation Rights that are terminated in connection with the Corporate Transaction, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each Share covered by the Option or Share Appreciation Right being terminated in an amount equal to all or a portion of the excess, if any, of the per Share price to be paid or distributed to shareholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the Option Price of the Option or the Base Price of the Share Appreciation Right, which may be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction or, to the extent permitted by the Nonqualified Deferred Compensation Rules, at such other time or times as the Committee may determine;

(c)           with respect to unvested Awards (other than Options or Share Appreciation Rights) that are terminated in connection with the Corporate Transaction, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each Share covered by the Award being terminated in an amount equal to all or a portion of the per Share price to be paid or distributed to shareholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith), which may be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction or, to the extent permitted by the Nonqualified Deferred Compensation Rules, at such other time or times as the Committee may determine.

13.3.   Notwithstanding anything to the contrary in this Plan,

(a)           the Committee may, in its sole discretion, provide in the Transaction Agreement or otherwise for different treatment for different Awards or Awards held by different Participants and, where alternative treatment is available for a Participant’s Awards, may allow the Participant to choose which treatment shall apply to such Participant’s Awards.

(b)           any action permitted under this Section 13 may be taken without the need for the consent of any Participant.  To the extent a Corporate Transaction also constitutes a Change in Capitalization and action is taken pursuant to this Section 13 with respect to an outstanding Award, such action shall conclusively determine the treatment of such Award in connection with such Corporate Transaction notwithstanding any provision of the Plan to the contrary (including Section 12).

(c)           to the extent the Committee chooses to make payments to affected Participants pursuant to Section 13.1(b)(i)(2) or (b)(ii) or Section 13.2(b) or (c) above, any Participant who has not returned any letter of transmittal, release, escrow, indemnity or similar acknowledgment or agreement that the Committee requires be signed in connection with such payment within the time period established by the Committee for returning any such letter or similar acknowledgement or agreement shall forfeit his or her right to any payment and his or her associated Awards may be cancelled without any payment therefor.

13.4.   Effect of Change in Control.  Any specific terms applicable to an Award in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

14.          Interpretation.

14.1.   Section 16 Compliance.  The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith.  Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

14.2.   Compliance with Section 409A and Section 457A.  All Awards granted under the Plan are intended to be exempt from the Nonqualified Deferred Compensation Rules or, if subject to the Nonqualified Deferred Compensation Rules, to be administered, operated and construed in compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Award) to cause the Plan or any Award granted hereunder to comply with the Nonqualified Deferred Compensation Rules or to not be subject to the Nonqualified Deferred Compensation Rules.  Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of the Nonqualified Deferred Compensation Rules and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan. Neither this Section 14.2 nor any other provision of the Plan is or contains a representation as to any Participant regarding the tax consequences of the grant, vesting or sale of any Award (or the Shares underlying such Award) granted hereunder, and should not be interpreted as such. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules on account of a “separation from service” (as defined under the Nonqualified Deferred Compensation Rules), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service.  Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

14.3.   Section 162(m).  Unless otherwise determined by the Committee at the time of grant, each Option, Share Appreciation Right and Performance Award granted to an Eligible Individual who is also a Covered Employee is intended to be Performance-Based Compensation.  Unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to an Award that is intended to be Performance-Based Compensation does not comply or is inconsistent with Section 162(m) of the Code or the regulations promulgated thereunder (including IRS Regulation § 1.162-27), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable in connection with any such Award upon the attainment of the Performance Objectives.

15.          Term; Plan Termination and Amendment of the Plan; Modification of Awards.

15.1.   Term.  The Plan shall terminate on the Plan Termination Date and no Award shall be granted after that date.  The applicable terms of the Plan and any terms and conditions applicable to Awards granted prior to the Plan Termination Date shall survive the termination of the Plan and continue to apply to such Awards.

15.2.   Plan Amendment or Plan Termination.  Prior to the Plan Termination Date, the Board may earlier terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a)           no such amendment, modification, suspension or termination shall impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan; and

(b)           to the extent necessary under any applicable law, regulation or exchange requirement, no other amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation or exchange requirement.

For purposes of clarity, any adjustments made to Awards pursuant to Section 12 or 13 shall be deemed not to impair or adversely alter Awards or deprive any Participant of Shares and therefore may be made without the consent of affected Participants.

15.3.   Modification of Awards.  No modification of an Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Participant.

16.          Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17.          Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)           give any person any right to be granted an Award other than at the sole discretion of the Committee;

(b)           limit in any way the right of the Company or any of its Subsidiaries to terminate the employment of or the provision of services by any person at any time;

(c)           be evidence of any agreement or understanding, express or implied, that the Company will pay any person at any particular rate of compensation or for any particular period of time; or

(d)           be evidence of any agreement or understanding, express or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

18.          Regulations and Other Approvals; Governing Law.

18.1.   Governing Law.  Except as to matters of United States federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

18.2.   Compliance with Law.

(a)           The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b)           The Board may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Individuals granted Incentive Share Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

(c)           Each grant of an Award and issuance of Shares or other settlement of an Award is subject to compliance with all applicable federal, state and foreign law.  Further, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be or shall be deemed to be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee.  Any person exercising an Option or receiving Shares in connection with any other Award shall make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

18.3.   Transfers of Plan Acquired Shares.  Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder.  The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder.  The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

19.          Miscellaneous.

19.1.   Forfeiture Events and Clawback.  The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award. In addition, the Plan is subject to any written clawback policies the Company, with the approval of the Board, may adopt.  Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under the Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to the Plan.

19.2.   Multiple Agreements.  The terms of each Award may differ from other Awards granted under the Plan at the same time or at some other time.  The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to or, subject to Section 3.5, in substitution for one or more Awards previously granted to that Eligible Individual.

19.3.   Withholding of Taxes.

(a)           The Company or any of its Subsidiaries may withhold from any payment of cash to a Participant or other person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or take any other action it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant, exercise or settlement of any Award under the Plan.  The Company or any of its Subsidiaries shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by the Company or any of its Subsidiaries to meet any tax reporting obligation as a condition to exercise or before making any payment or the issuance or release of any Shares pursuant to an Award.  The authority provided to the Company and any of its Subsidiaries under this Section 19.3 shall include the authority to, in the discretion of the Committee with respect to any Participant who is subject to Rule 16b-3 (which

Committee, for these purposes, shall be comprised of two or more Nonemployee Directors or the full Board and which such discretion may not be delegated to management), purchase (subject to the requirements of Bermuda law), sell or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis; provided, that if such tax obligations are satisfied through the purchase of Shares that were issued to the Participant pursuant to an Award (or through the surrender of Shares by the Participant to the Company), the number of Shares that may be so purchased (or surrendered) shall be limited to the number of Shares that have an aggregate Fair Market Value on the date of purchase equal to the aggregate amount of such tax liabilities determined based on the applicable minimum statutory withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, as determined by the Committee. If specified in an Award Agreement at the time of grant or otherwise approved by the Committee, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Award, elect to (i) make a cash payment to the Company, (ii) permit the purchase (subject to the requirements of Bermuda law) of a portion of the Shares that have become vested or (iii) surrender Shares owned by the Participant prior to the exercise, vesting or other settlement of an Award, in each case having an aggregate Fair Market Value equal to the withholding taxes.

(b)           If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to the exercise of an Incentive Share Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

19.4.   Plan Unfunded.  The Plan shall be unfunded.  Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award granted under the Plan.

19.5.   Replacement Awards.  The equity awards that are being cancelled by Nabors Industries Ltd. (the “Cancelled Awards”) and replaced by the Company (the “Replacement Awards”) pursuant to Section 2.4(a) and (b) of the Merger Agreement shall be granted under the Plan as Substitute Awards, which, for the avoidance of doubt, shall reduce the aggregate number of Shares authorized for issuance under Section 4.1. Notwithstanding anything contained herein to the contrary, each Replacement Award shall (a) be subject to the terms and conditions of the Plan, except to the extent that the Plan and the terms and conditions of the applicable Nabors Equity Plan that governed the Cancelled Award to which the Replacement Award relates conflict, in which case, the provisions of the applicable Nabors Equity Plan shall control solely with respect to the conflict and (b) be subject to a new Award Agreement evidencing the Replacement Award that is intended to provide for the same terms and conditions as were applicable to the Cancelled Award in accordance with Section 2.4(a) and (b) of the Merger Agreement; provided, however, that in the event of a conflict between the terms and conditions of the Award Agreement evidencing the Replacement Award and the award agreement that governed the Cancelled Award, the provisions of the award agreement that governed the Cancelled Award shall control solely with respect to the conflict. “Nabors Equity Plan” means, as applicable, the Nabors Industries, Inc. 1996 Stock Plan, the Nabors Industries Ltd. Amended and Restated 2003 Employee Stock Plan or the Nabors Industries Ltd. 2013 Stock Plan.

19.6.   Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

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EXHIBIT A

C&J INTERNATIONAL MIDDLE EAST FZCO
PHANTOM EQUITY ARRANGEMENT

UNDER THE C&J ENERGY SERVICES 2015 LONG TERM INCENTIVE PLAN

Sponsored by C&J Energy Services

I.  INTRODUCTION

1.1                               Name and Purpose of the Arrangement.  The name of this arrangement is the C&J International Middle East FZCO Phantom Equity Arrangement, which is a sub-plan of the C&J Energy Services 2015 Long Term Incentive Plan (the “Plan”).  The Parent is establishing this Arrangement on behalf of the Company in order to provide selected employees with the opportunity to receive phantom equity interests of the Company. Benefits provided under this Arrangement are not intended to comprise any portion of a base wage for a Participant, but are instead intended to serve as discretionary incentive awards.

1.2                               Status of Arrangement.  The Arrangement is intended to be an unfunded discretionary incentive bonus arrangement.  The Arrangement is not an employee benefit plan within the meaning of section 3(3) of ERISA.

1.3                               Interaction with the Plan.  This Arrangement is intended to constitute a sub-plan of the Plan.  If there is any conflict between this Arrangement and the Plan, the Plan will control. Where provisions of this Arrangement and the Plan may be read together without conflict, the terms of this Arrangement will control. Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Plan.

II.  DEFINITIONS

Whenever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1                               “Arrangement.”  Arrangement means the C&J International Middle East FZCO Phantom Equity Arrangement, as amended from time to time.

2.2                               “Board.”  Board means the Board of Directors of the Parent.

2.3                               “C&J B.V.” C&J B.V. means C&J International B.V., the majority shareholder in the Company.

2.4                               “Change in Control.”  Change in Control means, (a) with respect to the Parent, a “Change in Control” as defined in the Plan, as may be amended from time to time, or (b) with respect to the Company, the occurrence of one or more of the following events: (i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than shareholders of the Company, or any affiliate of the Company, shall

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become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the voting power of the voting securities of the Company; (ii) the shareholders of the Company approve, in one transaction or a series of transactions, a plan of complete liquidation of the Company; (iii) the sale or other disposition by the Company of all or substantially all of its assets in one or more transactions to any Person other than an affiliate of the Company; (iv) C&J B.V. ceases to be the majority shareholder in the Company, unless C&J B.V. has conveyed, sold or otherwise transferred its Company interests to the Company, the Parent or any affiliate of C&J B.V., the Company or the Parent; or (v) any other event specified as a “Change of Control” in an applicable Participation Agreement. Notwithstanding the above, a “Change in Control” shall not occur unless that Change in Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of the Nonqualified Deferred Compensation Rules.

2.5                               “Code.”  Code means the Internal Revenue Code of 1986, as amended from time to time.  Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.6                               “Company.”  Company means C&J International Middle East FZCO, established as a free zone company (“FZCO”) in the Jebel Ali Free Zone (“JAFZA”) on June 11, 2013.

2.7                               “Company Unit.”  Each Company Unit will be one share of the Company.

2.8                               “Covered Employee” means an Eligible Person who is likely to be a “covered employee” within the meaning of Section 162(m) of the Code and the regulations thereunder. The foregoing notwithstanding, because the Plan Administrator cannot determine with certainty whether a given Eligible Person will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a Person designated by the Plan Administrator, at the time of grant of a performance-based Phantom Unit, who is likely to be a Covered Employee with respect to that fiscal year.

2.9                               “Disability.” Disability means: (a) a physical or mental impairment of sufficient severity that, in the opinion of the Plan Administrator, (i) means the Participant is unable to continue performing the duties assigned to the Participant prior to such impairment or (ii) the Participant’s condition entitles him to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries, and (b) the impairment or condition is cited by the Company or its Subsidiary as the reason for the Participant’s termination.

2.10                        “Eligible Person.”  Eligible Person means any employee of the Parent, the Company or a Subsidiary of the Parent or the Company, who is designated by the Board or the Plan Administrator to be eligible to participate in the Arrangement.

2.11                        “Employment Contract.”  An Employment Contract is any employment agreement, severance or change in control agreement entered into by the Participant and either the Company, the Parent or a Subsidiary of the Company or the Parent, as applicable.

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2.12                        “Grant Date.”  Grant Date means the date set forth on the Participation Agreement delivered to a Participant.

2.13                        “ERISA.”  ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.  Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements, or replaces such section or subsection.

2.14                        “Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A and/or 457A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

2.15                        “Parent.”  Parent means Nabors Red Lion Limited, a Bermuda exempted company, which will be renamed C&J Energy Services Ltd. following the consummation of the transactions contemplated by the Merger Agreement.

2.16                        “Participant.”  Participant means any individual who participates in the Arrangement in accordance with Article III.

2.17                        “Participation Agreement.”  Participation Agreement means the agreement delivered to a Participant informing the Participant of the number of Phantom Units awarded to the Participant and the Grant Date of such Phantom Units, as well as any other terms and conditions that may be applicable to the Phantom Units in addition to those set forth in this Arrangement.

2.18                        “Person.”  Person means an individual, a partnership, a limited liability company, a corporation, an association, a joint share company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

2.19                        “Phantom Interest Account” or “Account.”   Phantom Interest Account means, for each Participant, the account established for his benefit under Section 4.1(a).

2.20                        “Phantom Units.”  A Phantom Unit means a notional Company Unit granted under this Arrangement.

2.21                        “Plan Administrator.”  Plan Administrator means the person, persons or entity designated by the Parent to administer the Arrangement.  If no such person or entity is serving as Plan Administrator at any time, the Board shall be the Plan Administrator.

2.22                        “Qualified Member” means a member of the Board who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Treasury Regulation 1.162-27 under Section 162(m) of the Code.

2.23                        “Separation.”  Separation means the termination of a Participant’s employment with the Parent, the Company or Subsidiaries of the Parent or Company for any or no reason

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which also qualifies as a “separation from service” pursuant to the Nonqualified Deferred Compensation Rules.

2.24                        “Subsidiary.”  Subsidiary means, with respect to the Parent or the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

III.  PARTICIPATION

3.1                               Commencement of Participation.  Any Eligible Person who is selected by the Plan Administrator to participate in the Arrangement shall become a Participant on the Grant Date set forth in the Participant’s Participation Agreement.

3.2                               Continued Participation.  A Participant in the Arrangement shall continue to be a Participant so long as any amount remains credited to his Account.  Following distribution of a Participant’s Account pursuant to Section 6.2, or forfeiture pursuant to Section 5.3, the Participant’s Account will be extinguished and such individual will no longer be a Participant in the Arrangement.

IV.  ACCOUNTS, CONTRIBUTIONS AND DEDUCTIONS

4.1                               Per Participant Limitations. In any calendar year in which this Arrangement is in effect, Covered Employees may not be granted Phantom Units that have an aggregate value of more than $5,000,000, as calculated on each applicable Grant Date during that calendar year.

4.2                               Phantom Interest Accounts.  The Plan Administrator shall establish a Phantom Interest Account for each Participant, which may include sub-accounts as the Plan Administrator deems necessary in order to properly account for different awards granted under the Arrangement.  The Phantom Interest Account will be a bookkeeping account and will be credited with the number of Phantom Units awarded to a Participant as set forth in the Participant’s Participation Agreements.

4.3                               Maintenance of and Allocations to Phantom Interest Accounts.  The Plan Administrator shall maintain the Phantom Interest Accounts as if each Phantom Unit were a Company Unit.  The Board shall have the sole discretion to determine the fair market value of a Company Unit at any time, and the Plan Administrator shall allocate the gains, losses and deductions of the Company to a Participant’s Account as if each Phantom Unit were a Company Unit.  Any action taken or determination made by the Board or the Plan Administrator pursuant to this Section 4.2 will be in the sole discretion of the Board or the Plan Administrator and will be final and conclusive.  Amounts credited to a Participant’s Phantom Interest Account shall not bear interest over time.

V.  VESTING AND FORFEITURE

5.1                               Vesting.  Phantom Units shall be “unvested” Phantom Units until such units become “vested” Phantom Units pursuant to this Section 5.1 and/or 5.2, as applicable.  Phantom Units shall generally become vested on the first to occur of (i) a Change in Control, or (ii) the five (5) year anniversary of the Grant Date.

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5.2                               Additional Performance Vesting.

(a)                                 Performance Awards for Covered Employees. In the event that the Plan Administrator determines that a Phantom Unit granted to an Eligible Person who is a Covered Employee should be designed as “performance-based compensation” under Section 162(m) of the Code, the Phantom Unit will be subject to pre-established Performance Objective(s) in addition to the vesting schedule set forth in Section 5.1 above.  Such Performance Objective(s) shall be set forth in the Participant’s Participation Agreement on the Grant Date of the award. Phantom Units granted with such Performance Objectives will be deemed to be a “Performance Unit,” and thus a “Performance Award” under the Plan.

(b)                                 Performance Objectives.   Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including all requirements for Performance Objectives associated with a Performance Award intended to constitute Performance-Based Compensation in Section 9 of the Plan.

(c)                                  Business Criteria.  All business criteria chosen for any Performance Objective shall be taken from the pre-approved list set forth in Section 9.3(a) of the Plan, which may be adjusted in accordance with Section 9.3(b).

(d)                                 Performance Cycle.   Achievement of the Performance Objective(s) shall be measured over a Performance Cycle of up to five years, as specified in the Participation Agreement by the Plan Administrator. Performance Objectives shall be established not later than 90 days after the beginning of any Performance Cycle applicable to the Performance Award, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

5.3                               Forfeiture and Accelerated Vesting.

(a)                                 Separation Generally.  Unless otherwise set forth in a Participant’s Participation Agreement or an Employment Contract, if a Participant incurs a Separation for any reason other than due to his or her death or Disability prior to the vesting of the Participant’s Phantom Units pursuant to Sections 5.1 and/or 5.2, as applicable, the Participant shall immediately forfeit any and all rights to the Phantom Units credited to the Participant’s Phantom Interest Account, whether vested or unvested.

(b)                                 Separation due to Death or Disability.  Unless otherwise set forth in a Participant’s Participation Agreement or an Employment Contract, if a Participant incurs a Separation due to his or her death or Disability prior to the vesting of the Participant’s Phantom Units pursuant to Section 5.1 and/or 5.2, a pro-rata percentage of the Participant’s Phantom Units shall be deemed to be vested on the date of his or her Separation.  For each full calendar year of service the Participant has provided to the Company or its Subsidiaries from the Grant Date to the date of Separation, the Participant will become vested in twenty percent (20%) of his or her Phantom Units.

(c)                                  Participants other than Covered Employees with Employment Contracts.  Notwithstanding Sections 5.3(a) and (b), in the event that a Participant other than a Covered

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Employee is a party to an active Employment Contract at the time of his or her Separation for any reason, to the extent that the Employment Contract contains provisions relating to the treatment of equity compensation awards in the event of a Separation, such provisions in the Employment Contract will also be deemed to apply, as applicable, to the vesting or forfeiture of the Participant’s Phantom Interest Account upon a Separation.  For the avoidance of doubt, (i) if the Employment Contract is silent regarding the treatment of equity compensation awards upon any particular type of Separation (e.g. terminations of employment for cause, or terminations due to a disability), then Sections 5.3(a) and (b) shall govern the treatment of the Participant’s Phantom Interest Account upon Separation, and (ii) for purposes of determining whether a Change in Control has occurred, the definition in this Arrangement shall control rather than any definition found within the Employment Contract.

VI.  DISTRIBUTION OF FUNDS

6.1                               Form of Payment.  At the time of distribution as provided in Section 6.2, the Parent shall pay to the Participant a single lump-sum cash payment from the general assets of the Parent.

6.2                               Time of Distribution.  No later than sixty (60) days following the applicable vesting date of Phantom Units as set forth in Section 5, any vested amounts credited to the Participant’s Phantom Interest Account attributable to the Phantom Units that became vested upon such vesting date will be distributed to the Participant.

6.3                               Calculation of Phantom Interest Accounts.

(a)                                 Generally. The amount of the cash payment to be distributed pursuant to the Participant’s Phantom Interest Account will be calculated by the Plan Administrator at the time of the vesting event.  The Plan Administrator will multiply the number of vested Phantom Units that have been credited to the Participant’s Phantom Interest Account by the fair market value of a Company Unit on the date of the vesting event. Any currency conversions shall be calculated at the sole discretion of the Plan Administrator.

(b)                                 Performance Awards.  The Plan Administrator must certify in writing, prior to payment of a Participant’s Phantom Interest Account, that all applicable Performance Objectives assigned to any Performance Awards have been properly achieved. The Plan Administrator may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with a vested Performance Award, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award.

(a)                                 Distribution Equivalent Rights.  At the time that the Phantom Interest Account becomes payable pursuant to Section 6.2, the Plan Administrator will have the discretion to determine whether an additional payment will be provided to the Participant that is attributable to distributions that may have been paid with respect to the Company Units underlying some or all of the Phantom Units credited to the Participant’s Phantom Interest Account during the time that such Phantom Units were unvested.  In the event that the Plan Administrator determines that such an additional payment will be provided to the Participant, the

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payment will be paid in a lump sum cash payment at the same time that the Participant receives the distribution of his or her Phantom Interest Account pursuant to Section 6.2.

6.4                               Taxes.  The Parent, the Company or a Subsidiary may from time to time, in its discretion, require the Participant to pay the amount deemed necessary to satisfy the Parent’s, Company’s or Subsidiary’s current or future obligation to withhold international, federal, state or local income or other taxes that the Participant incurs as a result of a distribution.  With respect to any required tax withholding, the Parent, Company or Subsidiary, as applicable, will withhold from the Participant’s distributions pursuant to the Arrangement the amount necessary to satisfy the obligation to withhold taxes.

VII.  ARRANGEMENT ADMINISTRATION

7.1                               Arrangement Administration and Interpretation.  The Plan Administrator shall oversee the administration of the Arrangement.  The Plan Administrator shall have complete control and authority to determine the rights and benefits of all claims, demands and actions arising out of the provisions of the Arrangement of any Participant, deceased Participant, or other person having or claiming to have any interest under the Arrangement.  The Plan Administrator shall have complete discretion to interpret the Arrangement and to decide all matters under the Arrangement.  Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously.  Any individual(s) serving as the Plan Administrator who is also a Participant will not vote or act on any matter pertaining solely to himself.  When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, the Parent or the Company. Subject to Section 162(m) of the Code, the Plan Administrator may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Participation Agreement in the manner and to the extent it deems necessary or desirable to carry the Arrangement into effect, and the Plan Administrator shall be the sole and final judge of that necessity or desirability.  If any provision of this Arrangement does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

7.2                               Powers, Duties and Procedures, Etc.  The Plan Administrator shall have such powers and duties, may adopt such rules, may act in accordance with such procedures, may appoint such officers or agents, and may delegate such powers and duties, as it shall determine in its sole discretion; provided, however, that the Plan Administrator may not delegate its duties where such delegation would violate state corporate law, or with respect to making awards to, or otherwise with respect to awards granted to, Eligible Persons who are Covered Employees receiving awards that are intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code.

7.3                               Actions of Qualified Members. At any time that the Plan Administrator is not comprised solely of Qualified Members, any action of the Plan Administrator relating to an award intended by the Plan Administrator to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, may be taken

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either (i) by a subcommittee, designated by the Plan Administrator, composed solely of two or more Qualified Members, or (ii) by the Plan Administrator but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Plan Administrator remains composed solely of two or more Qualified Members.  Such action, authorized by such a Plan Administrator or by the Plan Administrator upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Plan Administrator for purposes of this Arrangement.

7.4                               Company’s Records.  To enable the Plan Administrator to perform its functions, the Parent, the Company and their respective Subsidiaries shall supply full and timely information to the Plan Administrator on all matters relating to a Participants’ employment, death, termination of employment, and such other pertinent facts as the Plan Administrator may require. The Company shall provide the Plan Administrator will all necessary financial or accounting records necessary to properly account for the Phantom Interest Accounts.  Records of the Parent, the Company and their respective Subsidiaries for these purposes shall be conclusive unless determined otherwise by the Plan Administrator.

7.5                               Indemnification of Plan Administrator.  The Parent agrees to indemnify and to defend to the fullest extent permitted by law any individuals who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Parent) occasioned by any act or omission to act in connection with the Plan or this Arrangement, if such act or omission was performed in good faith.

VIII.  AMENDMENT AND TERMINATION

8.1                               Amendments.  The Parent, upon action of the Board, shall have the right to amend the Arrangement from time to time by an instrument in writing which has been executed on the Parent’s behalf by its duly authorized officer.

8.2                               Termination of Arrangement.  This Arrangement is strictly a voluntary undertaking on the part of the Parent and shall not be deemed to constitute a contract between the Parent or the Company and any Eligible Person or consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Person.  The Parent, upon action of the Board, reserves the right to terminate the Arrangement at any time by an instrument in writing which has been executed on the Parent’s behalf by its duly authorized officer.

IX.  MISCELLANEOUS

9.1                               No Funding.  The Arrangement constitutes a mere promise by the Parent to make payments in accordance with the terms of the Arrangement and Participants and beneficiaries shall have the status of general unsecured creditors of the Parent.  Nothing in the Arrangement will be construed to give any employee or any other person rights to any specific assets of the Parent or the Company or of any other person.  In all events, it is the intent of the Parent that the Arrangement be treated as unfunded for Code purposes and for purposes of Title I of ERISA.

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9.2                               Sections 409A and 457A of the Code.  The amounts payable pursuant to this Arrangement are intended to comply with the short term deferral exceptions under the Nonqualified Deferred Compensation Rules and this Arrangement shall be interpreted accordingly.  Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules on account of a “separation from service” (as defined under the Nonqualified Deferred Compensation Rules), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service.  Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest. For purposes of the Nonqualified Deferred Compensation Rules, each payment or amount due under this Arrangement shall be considered a separate payment.

9.3                               Changes in Company Structure.  In the event there is any change in the capital structure of the Company by reason of recapitalization, reclassification, reorganization, merger, consolidation, combination, spin-off or distribution, exchange or other relevant change in capitalization the Phantom Units credited to a Participant’s Account shall be adjusted by the Plan Administrator in good faith to prevent the enlargement or diminution of benefits to Participants under the Arrangement.  The determination of the Plan Administrator as to what adjustments will be made and the extent thereof will be final, binding, and conclusive.

9.4                               Claims of General Creditors.  All amounts credited to the Accounts under this Arrangement shall remain a part of the general assets of the Parent.  Accordingly, the amounts credited to the Accounts under this Arrangement are subject to the claims of the Parent’s general creditors.

9.5                               Non-Assignability.  None of the benefits, payments, proceeds or claims of any Participant shall be subject to any claim of any creditor of any Participant and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant.  No Participant shall have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he may expect to receive, contingently or otherwise, under the Arrangement.  No Participant may borrow against his Accounts.  No Accounts shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary.

9.6                               Limitation of Participant’s Rights.  Nothing contained in the Arrangement shall (a) confer upon any person a right to be employed or to continue in the employ of the Parent, the Company or any of their respective Subsidiaries, (b) interfere in any way with the right of the Parent, the Company or any of their respective Subsidiaries to terminate the employment of a Participant at any time, with or without prior notice and without regard to the effect such discharge would have on the Participant’s interest in the Arrangement, or (c) confer upon any Participant any of the rights of a partner, limited or otherwise, of the Company or the Parent.

9.7                               Participants Bound.  Any action with respect to the Arrangement taken by the Plan Administrator, the Parent, the Company or the Board or any action authorized by or taken at

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the direction of the Plan Administrator, the Parent, the Company or the Board shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Arrangement.

9.8                               Release.  Any payment to any Participant in accordance with the provisions of the Arrangement shall, to the extent thereof, be in full satisfaction of all claims against the Parent, the Company and the Plan Administrator under the Arrangement, and the Plan Administrator may require such Participant, as a condition precedent to such payment, to execute a release to such effect. If any Participant is determined by the Plan Administrator to be incompetent, by reason of physical or mental disability, to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his benefit without responsibility on the part of the Plan Administrator, the Company or the Parent to follow the application of such funds.

9.9                               Governing Law.  The Arrangement shall be construed, administered, and governed in all respects under and by the laws of the State of Delaware, without regard to its choice of laws provisions, except to the extent Delaware law is preempted by federal law.  If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

9.10                        Headings and Subheadings.  Headings and subheadings in this Arrangement are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

9.11                        Construction.  Whenever possible, each provision of the Arrangement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Arrangement shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the provision and (b) all other provisions of the Arrangement shall remain in full force and effect.

9.12                        Successors.  The provisions of the Arrangement shall bind and inure to the benefit of the Parent, the Company and the successors and assigns of the Parent or the Company.  The term “successors” as used herein shall include any corporation or other business entity which shall by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or the Parent and successors of any such corporation or other business entity.

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